SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 __________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 18, 2017
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URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant as Specified in Charter)
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STATE OF MARYLAND (State or Other Jurisdiction of Incorporation)	1-12803 (Commission File Number)	04-2458042 (I.R.S. Employer Identification No.)

321 Railroad Avenue, Greenwich, CT (Address of Principal Executive Offices)	06830 (Zip Code)

(203) 863-8200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former address, if Changed Since Last Report)
 __________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01      Other Events.
On September 18, 2017, Urstadt Biddle Properties Inc. (the "Company") called for redemption all issued and outstanding shares of its 7.125% Series F Cumulative Redeemable Preferred Stock (the "Series F Preferred Stock") on October 24, 2017 (the "Redemption Date").  The redemption price will be $25 per share, plus $0.410677 per share, the amount equal to all dividends accrued and unpaid thereon from August 1, 2017 to, but not including, the Redemption Date.  The Company previously declared a regular quarterly dividend on the Series F Preferred Stock for payment on October 31, 2017; that dividend will not be payable because all outstanding shares of the Series F Preferred Stock will be redeemed prior to the applicable record date for the dividend. The Series F Preferred Stock is in book-entry form; the notice of redemption was mailed to the record holder of the Series F Preferred Stock on September 18, 2017.
A copy of the press release announcing the redemption is filed as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01      Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:

	Exhibit 99.1	Press Release of Urstadt Biddle Properties Inc. dated September 18, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URSTADT BIDDLE PROPERTIES INC.
(Registrant)

DATE: September 20, 2017	By: /s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of Urstadt Biddle Properties Inc. dated September 18, 2017.